UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2023

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of theSecurities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2023, The GEO Group, Inc. (“GEO” or the “Company”) entered into and closed on that certain Refinancing Revolving Credit Commitments Amendment (the “Amendment”) by and among each of GEO and GEO Corrections Holdings, Inc., as the Borrowers, the other loan parties named therein, the lender parties thereto and Alter Domus Products Corp., as administrative agent, to its Credit Agreement dated as of August 19, 2022 (the “Credit Agreement”). The Amendment refinances all of GEO’s outstanding revolving credit facility commitments under the Credit Agreement and under GEO’s Third Amended and Restated Credit Agreement, dated as of March 23, 2017, as subsequently amended (the “Prior Credit Agreement”).

The Amendment provides for approximately $265 million in refinancing revolving credit commitments maturing on March 23, 2027, constituting all of GEO’s revolving credit commitments from and after the date of the Amendment. Prior to the Amendment, the portion of GEO’s revolving credit commitments established under its Prior Credit Agreement matured on May 17, 2024. In connection with the Amendment, the Prior Credit Agreement was terminated.

The Amendment increases by 50 basis points the applicable rate with respect to revolving credit loans under the Credit Agreement. For example, as a result of the Amendment, interest accruing at a Secured Overnight Financing Rate (“SOFR”) based rate on outstanding revolving credit loans will accrue at the term SOFR reference rate for the applicable interest period plus between 2.75% and 3.75% based on the Company’s total leverage ratio. As of December 14, 2023, revolving credit loans would accrue interest at the SOFR reference rate for the applicable interest period plus 3.00% per annum.

All other terms governing the refinancing revolving credit commitments remain substantially consistent with the terms of the Credit Agreement. As of December 14, 2023, GEO had no outstanding borrowings under its revolving credit facility, as amended.

Item 1.02	Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is incorporated herein by reference.

Section 2	Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Refinancing Revolving Credit Commitments Amendment, dated as of December 14, 2023, among The GEO Group, Inc. and GEO Corrections Holdings, Inc., as borrowers, the other loan parties thereto, the lender parties thereto and Alter Domus Products Corp., as administrative agent.

99.1	Press release, dated December 14, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 20, 2023	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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